EXHIBIT 10.1

[EXECUTION COPY]
SECOND AMENDMENT
TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of October 29, 2010 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties party hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the Lenders (as hereinafter defined) party hereto, General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), the L/C Issuers from time to time party thereto, the Administrative Agent, the Collateral Agent, and the other agents and arrangers from time to time party thereto are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of January 28, 2010 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders and the L/C Issuers have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and
WHEREAS, the Borrowers have requested that the undersigned Lenders and the Administrative Agent agree to amend certain of the terms and provisions of the Credit Agreement as specifically set forth in this Agreement; and
WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended hereby).

2.   Amendments to the Credit Agreement.
(a)   Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting the definition of the term “Mandated Capital Expenditures” contained in such Section 1.01.

(b)   Section 10.03 of the Credit Agreement, Capital Expenditures, is hereby amended by restating such Section 10.03 in its entirety as follows:

SECTION 10.03   Capital Expenditures.  The Credit Parties shall not make or agree to make any Capital Expenditure for the most recently ended Fiscal Year that would cause the aggregate amount of all such Capital Expenditures made by the Credit Parties to exceed the amount set forth opposite such Fiscal Year:

Fiscal Year Ending	Capital Expenditures
December 31, 2010	$100.0 million
December 31, 2011 and each Fiscal Year thereafter	$115.0 million

provided, however, to the extent that actual Capital Expenditures for any Fiscal Year are less than the maximum amount set forth above for such Fiscal Year, such unused amount may be carried forward and used only in the next Fiscal Year (where it shall be deemed to be spent last).

3.   Affirmation and Acknowledgment of the Borrowers.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby.  The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.
4.   No Other Waivers, Amendments or Consents.
Except for the amendments expressly set forth and referred to in Section 2 hereof, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

5.   Representations, Warranties and Covenants.  To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement or any other Loan Document as amended hereby; and (e) after giving effect to this Agreement, all of the representations and warranties made by the Credit Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach by the Credit Parties of any of its representations, warranties and covenants contained in this Section 5 shall be an Event of Default under the Credit Agreement.
6.   Conditions to Effectiveness.  This Agreement shall not become effective unless and until the Administrative Agent has received one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the Required Lenders.
7.   Reimbursement of Expenses.  The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.
8.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
9.   Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
10.   Counterparts.  This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
11.   Entire Agreement.  The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

12.   No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
13.   No Third Party Reliance.  This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns.  No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

14.   Release.  The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof.  Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

[Remainder of page intentionally blank; next page is signature page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.
BORROWERS: JAMES RIVER COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SERVICE COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

LEECO, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

TRIAD MINING, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

TRIAD UNDERGROUND MINING, LLC By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Member

BLEDSOE COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BELL COUNTY COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SALES, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BLEDSOE COAL LEASING COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BLUE DIAMOND COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

MCCOY ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

GUARANTORS: BDCC HOLDING COMPANY, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

EOLIA RESOURCES, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

SHAMROCK COAL COMPANY, INCORPORATED By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK PROCESSING COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT: GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Daniel T. Eubanks Name: Daniel T. Eubanks Title: Duly Authorized Signatory

LENDERS:

GE CAPITAL COMMERCIAL INC.

By: /s/ Allan J. Pagnotta
Name: Allan J. Pagnotta
Title: Dully Authorized Signatory

UBS LOAN FINANCE LLC

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

L/C ISSUER: UBS AG, STAMFORD BRANCH

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director